                                      LEASE


                                 By and Between

                         Aid Association for Lutherans,
                             a Wisconsin Corporation

                                       and

                            Trega Biosciences, Inc.,
                             a Delaware Corporation

                                      LEASE

          THIS LEASE is made as of September 24, 1997 (the "Effective Date"), by and between Aid Association for Lutherans, a Wisconsin corporation ("Landlord") and Trega Biosciences, Inc., a Delaware corporation ("Tenant").

1.        Lease of Premises

          1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof those certain premises (the "Demised Premises") within the building (the "Building") on the land described on Exhibit "A-1" attached hereto, and to have the mailing address set forth in
Section 2.1.1. The Demised Premises are shown on the plans attached hereto as Exhibit "A-2" and are situated on the such floors and /or suites in the Building as set forth in Section 2.1.2. The land upon which the Building is located, the Building located thereon and all landscaping , parking facilities and other improvements and appurtenances related thereto, including, without limitation, driveways, sidewalks, parking areas, and landscaped areas, shall be a part of the development known as the 9880 Campus Point Drive Building and are hereinafter collectively referred to as the "Project", the legal description and site plan for which is attached hereto as Exhibit "A". All portions of the Building which are for the non-exclusive use of the Tenant are hereinafter referred to as "Building Common Areas". All portions of the Project which are for the non-exclusive use of the Tenant at the Project, exclusive of the Building Common Areas, hereinafter referred to as "Project Common Areas". Building Common Areas and Project Common Areas may hereinafter be collectively referred to as "Common Areas."

2.        Basic Lease Provisions

          2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

          2.1.1     Address of the Building
                    9880 Campus Point Drive
                    San Diego, California 92121

          2.1.2     Designation of Tenant's Building: 1
                    Designation of Tenant's Suite: 100

          2.1.3 Initial Area of Demised Premises, Building and Project all as subject to adjustment in accordance with Section 8 hereof.

                    (a)       Initial Area of the Demised premises:

                              Initial Rentable Area: 71,625 sq. ft.

                    (b)       Initial Area of the Building:

                              Initial Rentable Area: 71,625

                    (c)       Initial Area of the Project:

                              Initial Rental Area: 71,625

          2.1.4     Initial Basic Annual Rent:

                    (71,625 sq. ft.) x ($2.25 per sq. ft.) x (12) =
                    $1,933,875.00

          2.1.5     Initial Monthly Rental Installments:

                    (71,625 sq. ft.) x ($2.25 per sq. ft. ) = $161,156.25

          2.1.6     Initial Tenant's Pro Rata Share of Building:

                    100%

          2.1.7     Initial Tenant's Pro Rata Share of Project:

                    100%

          2.1.8     Term of Lease:

                    (a) Term Commencement Date: As defined in Section 4.2 hereof.

                    (b) Term Expiration Date: Ten (10) years from the Term Commencement Date, subject to extension or earlier termination as provided herein.

          2.1.9 Security Deposit: $161,156.25, subject to increase in accordance with Sections 10.2 and 10.3 hereof.

          2.1.10    Permitted Use:

                    Administrative and research facility and related offices consistent with Sections 10.2 and 10.3 hereof

          2.1.11    Address for Rent Payment:
                    610 West Ash Street
                    San Diego, California  92101-3351

                    Address for Notices to Landlord:
                    4321 North Ballard Road
                    Appleton, Wisconsin  54919-0001

                    Address for Notices to Tenant:
                    9880 Campus Point Drive
                    San Diego, California  92121
                    Attention:  Susan Hanan

                    with a copy of Notices for Tenant to:
                    Pillsbury Madison & Sutro LLP
                    725 South Figueroa Street
                    Suite 1200
                    Los Angles, CA  90017
                    Attention:  Jackie Park, Esq.

          2.1.12 Tenant's Improvement Plan Approval Date: [Defined in Work Letter to be attached]

          2.1.13 Space Plan Approval Date: [Defined in Work Letter to be attached]

          2.1.14 The following Exhibits are attached hereto and incorporated herein: "A", "A-1", "A-2", "B", "C", "D", "E", and "F".
                    [Form of Exhibits to be attached].

3.        Term

          3.1 This Lease shall take effect upon the Effective Date, and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from the Effective Date.

          3.2 The term of this Lease (the "Term") shall be that period from the Term Commencement Date as defined in Section 4.2 below through the Term Expiration Date, as such may be terminated or extended as provided herein.

4.        Possession and Commencement Date

          4.1 Landlord shall endeavor to tender possession of the Demised Premises to Tenant on or before one hundred eighty (180) days from the date this Lease is executed by both parties (the "Target Term Commencement Date"), with Landlord's Work (as defined in Exhibit "B" attached hereto (the "Work Letter")), and Tenant's Improvement Work (as defined in the Work Letter) Substantially Completed (as such in the Work Letter). Tenant agrees that, in the event Landlord fails to tender possession of the Demised Premises with Landlord's Work and Tenant's Improvement Work Substantially Completed on or before the

Target Term Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided below this Section 4.1. In such event, however, Tenant shall not be liable for any Basic Annual Rent or Operating Expenses (as defined below) until the Term Commencement Date set forth in Section 4.2 below. In the event Landlord has not tendered possession of the Demised Premises to Tenant with Landlord's Work and Tenant Improvement Work Substantially Completed on or before the date which is six (6) months after the Target Term Commencement Date (as extended for Tenant-Caused Delays and Force-Majeure Delays), then either Landlord or Tenant may, by written notice to the other delivered within ten (10) days thereafter, elect to terminate this Lease. In the event this Lease is terminated pursuant to this Section 4.1, the Security Deposit shall be returned to Tenant and Landlord shall pay to Tenant, the Tenant's out-of-pocket costs incurred in connection with entering into this Lease and designing and constructing the Tenant Improvements. Landlord shall make such payment within thirty (30) days following receipt by Landlord of Tenant's notice of Tenant's election to terminate this Lease. Upon such payment, neither Landlord nor Tenant shall have any further duties or obligation under this Lease, except with respect to provisions which, by their terms, survive a termination of the Lease.

          4.2 The "Term Commencement Date" shall be the earlier of (i) the date Landlord tenders possession of the Demised Premises to Tenant with Landlord's Work and Tenant's Improvement Work Substantially Completed; (ii) the date Tenant opens for business in the Demised Premises or an part thereof; (iii) the date of issuance of a certificate of occupancy (either permanent or temporary) for the Demised Premises by the [City of San Diego Building Department or such other municipal agency having jurisdiction over the Demised Premises]; (iv) the date Landlord would have tendered possession of the Demised Premises to Tenant with Landlord's Work and Tenant's Improvement Work Substantially Completed, but for any Tenant-Caused Delays; or (v) such earlier date as is provided in the Work Letter. In no such event however, shall the Term Commencement Date occur later than two hundred twenty five (225) days from the date this Lease is executed by both parties (as extended for Landlord-Caused Delays and Force-Majeure Delays). Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established and shall attach the acknowledgment to this Lease as part of Exhibit "E"; however, failure to execute and deliver such acknowledgment shall not affect Landlord's or Tenant's rights or liabilities hereunder.

          4.3 Landlord shall allow Tenant to enter upon the Demised Premises prior to the Term Commencement Date for the purpose of performing Tenant's Work (as defined in the Work Letter) provided such entry does not unreasonably interfere with the performance by Landlord of Landlord's Work or Tenant's Improvement Work. Such entry shall not advance the Term Commencement Date but shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Operating Expense.

          4.4 Access to and possession of areas necessary for utilities, services, safety and operation of the Building and the Project is reserved to Landlord.

          4.5 Landlord shall cause to be constructed the tenant improvements in the Demised Premises ("Tenant Improvements") pursuant to the Work Letter attached hereto as Exhibit "B" at a cost to the Landlord not to exceed Forty Dollars ($40.00) per rentable square foot of the Demised Premises ("Tenant Improvement Allowance") which shall include the cost of construction, project management by Landlord (the "Coordination Fee", as defined in the Work Letter attached hereto), cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees incurred by Landlord on behalf of and pursuant to the consent thereto by Tenant. If Landlord reasonably determines at any time that the total cost of the Tenant Improvements will exceed the Tenant Improvement Allowance, then Tenant shall immediately, and as a condition to Landlord's obligation to expend or disburse any portion of the Tenant Improvement Allowance, deposit with Landlord an amount sufficient to pay such excess. Tenant shall have three hundred sixty (360) days from the date this Lease is executed by both parties to expend the unused portion Tenant Improvement Allowance, after which date Landlord's obligation to fund such costs shall expire.

5.        Rent

          5.1 Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in
Section 2.1.4 subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in
Section 2.1.5, subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the Term. Notwithstanding anything to the contrary set forth herein, Tenant shall have no obligation to pay Basic Annual Rent for any periods prior to the Term Commencement Date.

          5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share which is set forth in Section 2.1.6 and 2.1.7 ("Tenant's Pro Rata Share") of Operating Expenses for the Building and the Project as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period. The pro rata share of Tenant's portion of Building Operating Expenses which is set forth in Section
2.1.6 ("Tenant's Pro Rate Share of Building") and of Tenant's portion of Project Operating Expenses which is set forth in Section 2.1.7 ("Tenant's Pro Rata Share of Project") shall be determined on or before the execution of this Lease when the actual Rentable Square Footage of the Building, the Demised Premises and the Project are established pursuant to Section 8 hereof, and Landlord and Tenant shall attach an acknowledgment of such actual Tenant's Pro Rate Share of Building and Tenant's Pro Rata Share of Project to this Lease as part of Exhibit "E", however, failure to execute and deliver such acknowledgment shall not affect Landlord's or Tenant's rights or liabilities hereunder.

          5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event of Term commences or ends on a day other than the first days of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

6.        Rent Adjustments

          The Basic Annual Rent shall be adjustment upward in the amount of three and one-half percent (3.5%) of the prior year's Basic Annual Rent, beginning on the first anniversary of the Term Commencement Date and every (12) months thereafter throughout the Term.

7.        Operating Expenses

          7.1 As used herein, the term "Operating Expenses", with respect to the Building or the Project, as applicable, shall include:

                    7.1.1 Government impositions including, without limitations, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the project, including the parcel or parcels of real property upon which the Building or Project, and areas serving the Building or Project, are located or assessments levied in lieu thereof) imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building or the Project, or tax based on the square footage of the Demised Premise, the Building or the Project as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Project or the parking facilities serving the Building or the Project; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Building or the Project; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Tenant or of another tenant of the Project.

                    7.1.2 All other costs of any kind paid or incurred by Landlord in connection with the operation and maintenance of the Building or the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or improvements within the Project as appropriate to maintain the Building or the Project as required hereunder, including cost of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Building or Project Common Areas; sewer fees; cable T.V., when applicable; trash collection; cleaning, including windows; heating, ventilation and air-conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance and replacement to equipment utilized for operation and maintenance of the Building or the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project or the Building systems and equipment; telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; license, permit inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or the Project; accounting, legal and other professional fees and expenses incurred in connection with the Building or the Project; the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Building or Project Common Areas or in the management office of the Building or Project so long as such office shall be strictly used by Landlord in connection with the managing the Building and shall not be used by Landlord in connection with any leasing activities or any other purpose for any other entity; capital expenditures; costs of complying with any applicable laws; hazardous waste remediation; rules or regulations; insurance premiums, including premiums for public liability, property casualty, earthquake and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of such loss by reason of insurance policy terms; service contracts; costs of services of independent contractors retained to do work of the nature or type referenced herein; and costs of compensation (including employment taxes and fringe benefits) of all persons at the level of Building Manager and below who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Building, the Project, their respective equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed two percent (2%) of the annual Rent due from Tenant.

                    7.1.3 Notwithstanding the foregoing, Operating Expenses shall not include any: (i) ground lease rentals; (ii) costs of items for capital repairs, replacements, improvements and equipment ("Capital Items"), (iii) marketing costs including, without limitation, leasing commissions, attorney's fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, and space planning costs; (iv) costs arising from Landlord's charitable or political contributions; (v) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, or disputes of Landlord with Building management: (vi) costs of any flowers, gifts, balloons, etc., provided to any entity whatsoever, to include, but not limited to Tenant, employees, vendors, and contractors; (vii) any "finders fees", brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year; (viii) costs of any magazine, newspaper, trade or other subscriptions; (ix) costs for any "tenant relations" parties, events or promotion not consented to by an authorized representative of Tenant in writing;
(x) costs for any leasing commissions; (xi) costs for any expenses which related to preparation of rental space for a tenant; (xii) costs relating to the initial development and construction of the Building or the Tenant Improvements, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from maintenance repair and replacement of the foregoing); (xiii) legal expenses relating to other tenants; (xiv) costs of repair to the extent reimbursed by payment received by Landlord of insurance proceed; (xv) interest upon loans to Landlord or secured by mortgage or deed of trust covering the Building or the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph 7.1.1 above); (xvi) salaries of executive officers of Landlord; (xvii) depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto which are provided for in subparagraph 7.1.2 above); and (xviii) taxes of the types set forth within the last sentence of subparagraph 7.1.1) above.

                    7.1.4 Notwithstanding the foregoing, if during the Term of this Lease, Landlord installs or replaces any Capital Items for items Landlord is responsible for under Section 17.1 herein, Lessor may include in Operating Expenses, charges for depreciation on the same so as to amortize the cost of such Capital Item over a commercially reasonably warranty period for such Capital Items on a straight line basis.

          7.2 Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's estimate of Tenant's Pro Rata Share of Building Operating Expenses and Tenant's Pro Rata Share of Project Operating Expenses for such month.

                    7.2.1 Within ninety (90) days after the conclusion of each calendar year, (or such longer period as may be reasonably required but in no event in excess of 180 days) Landlord shall furnish to Tenant a statement showing on a line item by line item basis the actual Operating Expenses and Tenant's Pro Rata Share of Building and Project Operating Expenses for the previous two calendar years. Any additional sum due from Tenant to Landlord shall be immediately due and payable within thirty (30) days of receipt by Tenant of an invoice therefor from Landlord. If the amounts paid by Tenant pursuant to Section 7.2 exceeds Tenant's Pro Rata Share of Building or Project Operating Expenses for the previous calendar year, Landlord shall at Landlord's option either (1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement.

                    7.2.2 Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.

          7.3 Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within one hundred eighty (180) days after Tenant's receipt thereof, shall contest in good faith any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If during such one hundred eighty (180) day period, Tenant contests the correctness of Landlords' statement of Tenant's Pro Rata Share of Building or Project Operating Expanses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant' questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Pro Rata Share of Building or Project Operating Expenses, then Tenant shall have the right to have an independent public accounting form selected from among the ten
(10) largest in the United States hired by Tenant (at Tenant's sole cost and expense, provided that if such audit and/or review reveals that Landlord's determination of Tenant's Pro-Rata Share of Building and Project Operating Expenses as set forth for the year in question was in error in Landlord's favor by more than two percent (2%), Landlord shall pay the cost of such audit and/or review) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord's books and records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's Pro Rata Share of Building or Project Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either
(1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to tenant within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant's payments of Tenant's Pro Rata Share of Building or Project Operating Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord together with a fee of One Thousand Dollars ($1,000) to reimburse Landlord for Landlord's cost in connection with such audit and/or review within thirty (30) days after delivery of such statement

          7.4 Tenant shall not be responsible for Building or Project Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Tenant's Pro Rata Share of Building and Project Operating Expenses shall continue to the latest of (i) the date of termination of the Lease, (ii) the date of Tenant has fully vacated the Demised Premises (including, without limitation, the removal of all items required hereby to be removed and the completion of all procedures necessary to fully release and terminate any permits or licenses restricting the use of the Demised Premises in any manner), or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.

          7.5 Building and Project Operating Expenses for the calendar year in which Tenant obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amount attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Building and Project Operating Expenses.

8.        Rentable Area

          8.1 Landlord and Tenant have agreed that on or before the execution of this Lease, Chapo & Hall Architects, (the "Architect") shall determine the actual Rentable Areas of the Demised Premises, the Building, and the Project (the "Rentable Area") and Landlord and Tenant shall attach an acknowledgment of such actual Rentable Areas of the Demised Premises, the Building, and the Project to this Lease as part of Exhibit "E"; however, failure to execute and deliver such acknowledgment shall not affect Landlord's or Tenant's rights or liabilities hereunder.

          8.2 Review of allocations of Rentable Areas as between tenants of the Building and/or the Project may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of any Operating Expenses which are incurred on a Building or Project basis, as applicable. Such review shall be performed by the Architect or by another licensed architect selected by Landlord, and, after consultation with Tenant and certification as correct by such licensed architect, the parties shall be bound by such certifications.

9.        Security Deposit

          9.1 Tenant shall deposit with Landlord on the date of mutual execution of this Lease the sum set forth in Section 2.1.9 (the "Security Deposit"), which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease and any applicable cure periods provided for under Section 23.4 hereof have expired, including but not limited to any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant default. If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days of receipt of demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general fund. Tenant shall not be entitled to any interest on the Security Deposit.

          9.2 In the event of bankruptcy or other debtor-creditor proceedings against the Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

          9.3 Landlord shall deliver the Security Deposit by Tenant to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit. This provision shall also apply to any subsequent transfers.

          9.4 If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.

          9.5 Tenant agrees to provide Landlord with a Hazardous Materials List (as defined in Section 38.1.1 hereof) prior to the Term Commencement Date for review and approval by an environmental consulting firm licensed by the State of California (the "Environmental Consultant") selected by Landlord. At any time thereafter during the Term of this Lease, Tenant agrees upon written notice from Landlord, to provide Landlord and the Environmental Consultant with an updated Hazardous Materials List for Landlord's review. In the event that upon the Environmental Consultant's review of the Hazardous Materials List, the Environmental Consultant reasonably determines that Tenant's Hazardous Materials categories used at the Demised Premises, the Building or the Project have changed to a more toxic category, then upon Tenant's receipt of written notice of such determination from the Landlord, Tenant shall deposit an additional $322,312.50 with the Landlord, which amount shall be added to and treated as a part of the Security Deposit.

10.       Use

          10.1 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.10 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's sole discretion.

          10.2 Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy, or which in the reasonable opinion of Landlord violates law, regulation or zoning ordinance or the certificate of occupancy; provided, however, that Tenant shall have the right, in good faith, to contest such alleged violation. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

          10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall promptly within thirty (30) days of receipt of demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this section.

          10.4 Tenant shall keep all doors opening onto public corridors closed, except when in used for ingress and egress.

          10.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

          10.6 No awnings or other projection shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises other than Landlord's standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord.

          10.7 Tenant will have the exclusive right to display it's signs on the Building subject to Landlord's prior written approval, (which approval shall not be unreasonably withheld or delayed), and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereinafter applicable to the Project. No other sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises or the Building without the prior written consent of Landlord.

          10.8 No equipment weighing five hundred (500) pounds, or greater, shall be placed upon the Demised Premises without advance notice to and approval by Landlord and placement, if approved by Landlord, shall be at a location designed to carry the weight of such equipment.

          10.9 Tenant shall not do or permit anything to be done in or about the Demised Premises, Building or Project which use shall in any way be for an immoral, unlawful or objectionable purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or Project.

          10.10 Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expense arising out of or in connection with the compliance of the Demised Premises, Building or Project with the Americans With Disabilities Act, 42 U.S.C. Sec. 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant shall indemnify, defend and hold harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees and disbursements) arising out of any failure of the Demised Premises, Building or Project to comply with the ADA.

11.       Brokers

          11.1 Tenant and Landlord represent and warrant to each other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than John Burnham & Company and The Sande Company (collectively, the "Brokers"), as has been disclosed in writing to each party and that it knows of no other real estate broker or agent who is or might be entitled to a commission with this Lease. Landlord shall pay the Brokers a leasing commission pursuant to a separate agreement.

          11.2 Tenant agrees to indemnify, defend, hold and save Landlord harmless from and against any and all claims for any commission for fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Tenant, other than Brokers.

          11.3 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

          11.4 Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.3 herein.

12.       Holding Over

          12.1 If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises, Building or Project after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay Basic Annual Rent in the amount payable upon the date of the expiration or earlier termination of this Lease, and all other provisions, representations, covenants and agreements contained herein, other than with respect to the Term and any extension thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to Section 6 hereof, shall remain in full force and effect.

          12.2 Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises, Building or Project after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to the greater of (i) one hundred fifty percent (150%) of the Rent (Basic Annual Rent and Additional Rent) in effect during the last thirty (30) days of the Term or (ii) the prevailing market rate as established by an M.A.I. appraiser selected by Landlord.

          12.3 Acceptance by Landlord of Rent after such expiration or earlier termination of the Term shall not result in a renewal or reinstatement of this Lease.

          12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.       Taxes on Tenant's Property

          13.1 Tenant shall pay, prior to delinquency any and all, taxes levied against any personal property or trade fixtures placed by tenant in or about the Demised Premises, Building or Project; provided, however that Tenant shall have the right, in good faith, to contest such taxes.

          13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building or Project is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant pays the taxes based upon such increase in the assessed valued, then Tenant shall within thirty (30) days of receipt of demand to repay to Landlord the taxes so levied against Landlord.

14.       Common Areas, Parking Facilities

          14.1 Tenant shall have the exclusive right to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "C" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations").

          14.2 As an appurtenance to the Demised Premises, Tenant shall have a exclusive revocable license to use the entire parking facilities within the Project during the entire Lease Term and any extensions thereto at no additional charge to Tenant.

          14.3 Landlord reserves the right to modify the Common Areas (including the right to add or remove exterior landscaping).

15.       Utilities and Services

          15.1 Tenant shall pay for all water, (including the cost to service, repair and replace reverse osmosis, deionized and other treated water) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, Building or Project together with any fees, surcharges and taxes thereon.

          15.2 Landlord shall not be liable for nor shall any eviction of Tenant result from the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

          15.3 Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for any separately metered utilities and services which may be furnished to Tenant or the Demised Premises, Building or Project during the Term.

          15.4 Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines, which will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building Systems.

          15.5 Landlord shall provide water in Common Areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for Landlord's actual cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, thereof and through the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, the default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

          15.6 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever.

16.       Alterations

          16.1 Other than Tenant's Work, Tenant shall make no alterations, additions or improvements in or to the Demised Premises, Building or Project without Landlord's prior written consent, which approval shall not be unreasonably withheld (provided, however that in the event any proposed alteration, addition or improvement affects (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building,
(ii) the exterior of the Building or (iii) any Building systems, including elevator, plumbing, air conditioning, heating electrical, security, life safety and power, then Landlord may withhold its consent with respect thereto in its sole and absolute discretion), and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's reasonable discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen
(14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

          16.2 Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

          16.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

          16.4 All alterations by Tenant shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

          16.5 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days prior written notice of the proposed commencement of such work.

          16.6 All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 16.8, attached to or built into the Demised Premise, made by either Landlord or Tenant, including (without limiting the generality of the foregoing) all floor and wallcovering, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits, electrical panels and circuits, shall become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof; provided, however, that Landlord may at any time elect to cause Tenant to remove any such items from the Demised Premises upon the expiration or earlier termination of this Lease and, if

Landlord so elect, Tenant shall remove such remove such alterations attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal.

          16.7 Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

          16.8 Except as to those items listed on Exhibit "F" attached hereto and incorporated herein, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Demised Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred to such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

          16.9 Notwithstanding any other provision of this Article 16 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

          16.10 Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost to Tenant of all charges incurred by Tenant, its contractors or agents in connection with any alterations, additions or improvements to the Demised Premises to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. for purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such charges, which will be accompanied by payment to Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

17.       Repairs and Maintenance

          17.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas, including, without limitations, roofing and covering materials, foundations, exterior walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems installed or furnished by Landlord (and the full cost thereof shall be included as a part of Operating Expenses), unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs to the extent Landlord has not been reimbursed for the cost of such maintenance and repairs from insurance proceeds.

                    Landlord will not replace Capital Items, if any, required by
Section 17.1, during the first seven (7) years of the Term of this Lease, unless such Capital Item is recommended in a report prepared by an engineer, acceptable to both Landlord and Tenant and duly licensed by the State of California, a copy of which will be provided to the Tenant for their review and approval.

                    Landlord will not be required to replace Capital Items, if any, required by Section 17.1 during the first seven (7) years of the Term of this Lease, requested in writing by Tenant, unless such Capital Item is recommended in a report prepared by an engineer, acceptable to both Landlord and Tenant and duly licensed by the State of California, a copy of which will be provided to the Landlord for their review and approval.

                    Landlord and Tenant agree that Landlord will not be required to purchase and install any Capital Items, if any, required by Section 17.1 during the final three (3) years of the Term of this Lease, unless such purchase and installation is mutually agreed to by both Landlord and Tenant in writing and recommended in a report prepared by an engineer, acceptable to both Landlord and Tenant and duly licensed by the State of California, a copy of which will be provided to both Landlord and Tenant for their review and approval.

          17.2 Except for services of Landlord, if any, required by Section 17.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear and events of casualty which terminates the Lease excepted. Tenant shall, upon the expiration or earlier termination of the Term, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear and events of casualty which terminates the Lease excepted. Other than as specifically set forth in the Work Letter, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof.

          17.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under Section 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

          17.4 This Article 17 relates to repairs and maintenance arising in the ordinary course of operation of the Building, the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 17 shall not be applicable and the provisions of Article 21 entitled "Damage or Destruction" shall apply and control.

18.       Liens

          18.1 Tenant shall keep the Demised Premises, the Building, the Project and the real property upon which the Building and the Project are situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant.

          18.2 Should Tenant fail to discharge any lien of the nature described in Section 18.1 within ten (10) days after the filing therefor, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

          18.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten
(10) days after filing such Financing Statement cause (i) a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest, and (ii) cause Tenant's lender to amend any documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building of the Project.

19.       Indemnification and Exculpation

          19.1 Tenant agrees to indemnify, defend, hold and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, its employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder except to the extent due to the willful act or gross negligence of the Landlord or its agents, contractors or employees.

          19.2 Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the

Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier, including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type, including but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord after written notice by Tenant of need of a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

          19.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other third party.

          19.4 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agree that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

20.       Insurance - Waiver of Subrogation

          20.1 Landlord, as part of Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

          20.2 Landlord, as part of Operating Expenses, shall further carry public liability insurance with a single loss limit of not less than One Million Dollars ($1,000,000.00) for death or bodily injury, or property damage with respect to the Project.

          20.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the Term (and occupancy by Tenant, if any, after expiration or earlier termination of this Lease) comprehensive public liability insurance with limits of not less than Three Million Dollars ($3,000,000.00) per occurrence for death or bodily injury and not less than Three Million Dollars ($3,000,000.00) for property damage with respect to the Demised Property.

          20.4 The aforesaid insurance required of Tenant shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

          20.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

          20.6 In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as an additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and /or (ii) the Landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Building or Project as long as the names and addresses of such entities set forth in (i), (ii) and (iii) have been provided by Landlord to Tenant.

          20.7 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.

          20.8 Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being required of comparable tenants in comparable buildings.

21.       Damage or Destruction

          21.1 In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance which can be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

          21.2 In the event of any damage to or destruction of the Building, other than as provided in Section 21.1, either Landlord or Tenant may, at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction elect to terminate this Lease as of the date of occurrence of the damage or destruction. In the event neither Landlord nor Tenant shall elect to terminate this Lease, Landlord shall repair, reconstruct and restore the Building, in which case this lease shall continue in full force and effect.

          21.3 Within thirty (30) days of the date of occurrence of the damage or destruction, Landlord shall give written notice to Tenant of its determination of whether the damage or destruction can be completed within six
(6) months from the date of the damage or destruction.

          21.4 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation of the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

          21.5 In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration.

          21.6 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of the Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

          21.7 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were originally provided at Landlord's expense; the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvement.

          21.8 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the term of this Lease or any extension hereof, or to the extent that insurance proceeds are not available therefor. If Landlord makes such election, Tenant shall have the right to terminate this Lease as of the date of the occurrence of the damage or destruction upon written notice to Landlord within sixty (60) days after the occurrence of the damage or destruction.

22.       Eminent Domain

          22.1 In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

          22.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of the Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space.

          22.3 Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

          22.4 If upon any taking of the nature described in this Article 22 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, Building, and the Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its reasonable discretion, the Rent shall be abated proportionately based upon the extent to which Tenant use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

23.       Defaults and Remedies

          23.1 Late Payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

          23.2 No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

          23.3 If Tenant fails to pay any sum of money (other than Basic Annual
Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder and the applicable cure periods provided for under Section 23.4 hereof have expired, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were due until Landlord receives the payment, at the annual rate equal to twelve percent (12%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

          23.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                    23.4.1 The abandonment or vacation of the Demised Premises by Tenant;

                    23.4.2 The failure by Tenant to make any payment of Rent, as and when due, and said failure is either the first or second such failure within any calendar year, and such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161. On the third failure by Tenant to make any payment of Rent, as and when due, during any calendar year, no notice from Landlord will be required.

                    23.4.3 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 23.4.1 and 23.4.2) to be performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than ten
(10) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute the same to completion provided, however, that such cure is completed no later than thirty (30) days from the date of written notice;

                    23.4.4 Tenant makes an assignment for the benefit of creditors;

                    23.4.5 A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                    23.4.6 Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                    23.4.7 Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                    23.4.8 Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

          23.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's Default, including:

                    23.5.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                    23.5.2 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoid; plus

                    23.5.3 The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                    23.5.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Demised Premises to the condition required under the terms of this Lease; plus

                    23.5.5 At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subsections 23.5.1 and 23.5.2 above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 23.1. As used in Subsection 23.5.3 above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate at the Federal Reserve Bank of San Francisco at the time of the award plus six
(6) percentage points.

          23.6 If Landlord does not elect to terminate this Lease as provided in this section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

          23.7 In the event Landlord elects to terminate this Lease and relet the Demised Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                    First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                    Second, to the payment of the costs and expenses of reletting the Demised Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees, charges and disbursements incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

                    Third, to the payment of Rent and other charges due and unpaid hereunder; and

                    Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

          23.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or an omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

          23.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has therefore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date Lease termination or (ii) the date possession of Demised Premises is surrendered.

          23.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

          23.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Demised Premises and to any landlord of any lease of any building in which the Demised Premises are located whose address shall have been furnished, and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

24.       Assignment or Subletting

          24.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not unreasonably withheld.

          24.2 If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby fifty percent (50%) or more of the issued and outstanding shares of such corporation are, or the voting control is, transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in
Section 24.1 above.

          24.3 If Tenant desires to assign this Lease to an affiliate of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing, shall acknowledge such assignment, and such assignment will not be subject to Landlord's consent.

          24.4 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantiality all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing, agrees not to unreasonably withhold consent from such assignment.

          24.5 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least forty-five (45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord reasonable attorneys fees and other costs or overhead expenses incurred by Landlord in reviewing Tenants request for such assignment.

          24.6 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor to undertake the obligation of the transfer (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Demised Premises and desire of Landlord to exercise rights under Section 24.11 to obtain cancellation of this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications to undertake the obligations of the transfer, or seeking change in use.

          24.7 As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Demised Premises, Landlord may require any or all of the following:

                    24.7.1 Tenant shall remain fully liable under this Lease during the unexpired Term;

                    24.7.2 Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility to undertake the obligations of the transfer and status of the third party concerned;

                    24.7.3 Tenant shall pay Landlord's actual costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

                    24.7.4 If Tenant's transfer of rights or sharing of the Demised Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay Fifty percent (50%) of the Profits (as hereinafter defined) to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment. With respect to any assignment or sublease, the definition of Profits shall be the sum of the gross revenue received from the sublessee or assignee during the period of the sublease term or during the assignment with respect to the space covered by the sublease or the assignment less the Rent paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the space covered by the sublease or the assignment;

                    24.7.5 Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall hereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease from Tenant, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

                    24.7.6 Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

                    24.7.7 Tenant shall not then be in default hereunder in any respect;

                    24.7.8 Such third party's proposed use of the Demised Premises shall be the same as Tenant's permitted use;

                    24.7.9 Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or sharing of the Demised Premises;

                    24.7.10 Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or sharing of the Demised Premises; and

                    24.7.11 A list of Hazardous Materials (as defined in Section
38.6 below), certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises shall be delivered to Landlord. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee as described in Section 38.1.1 below.

          24.8 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 24 shall be void and shall, at the option of Landlord, terminate this Lease.

          24.9 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

          24.10 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

          24.11 If Tenant delivers to Landlord an Assignment Noticed indicating a desire to transfer all of the entire Demised Premises of this Lease to a transferee, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord's receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, then Tenant shall have the right to withdraw such Assignment Notice by delivery to Landlord written notice of such election within five (5) days after Landlord's delivery of notice electing to exercise such option to terminate. In the event Tenant withdraws the Assignment Noticed as hereinabove provided, this Lease shall continue in full force and effects as if such Assignment Notice as hereinabove provided, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed Assignment, Sublease or other Transfer.

          24.12 If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of Default by Tenant, Tenant shall have the right to collect such rent.

25.       Attorneys' Fees

          25.1 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees, charges and disbursements and costs of suit.

26.       Bankruptcy

          26.1 In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obligated to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                    26.1.1 Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                    26.1.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                    26.1.3 A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.9 originally required at time of execution of this Lease.

                    26.1.4 The assumption or assignment of all of Tenant's interest and obligations under this Lease.

27.       Estoppel Certificate

          Tenant shall within ten (10) days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "D" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

28.       Joint and Several Obligations

          28.1 If more than one person or entity executes this Lease as Tenant,

                    28.1.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

                    28.1.2 The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of the, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

29.       Definition of Landlord; Limitation of Landlord's Liability

          29.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

          29.2 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of Landlord's equity interest in the Project, insurance proceeds received by Landlord or the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building.

          29.3 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction o the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

          29.4 Each of the covenants and agreements of this Article 29 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

30.       Project Control by Landlord

          30.1 Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to expand the Project, the right to grant easements and licenses to others and the right to maintain or establish ownership of the Building separate from fee title to land on which the Building is located as long as Tenant's use of and quiet enjoyment of the Demised Premises shall not be adversely affected.

          30.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant, Tenant's obligations under this Lease are materially changed or increased or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

          30.3 Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Demised Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Demised Premises to prospective lenders, insurers, investors, purchasers or tenants, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers, and (f) alter, improve or repair any portion of the Building other than the Demised Premises, but for which access to the Demised Premises is necessary. Such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or elsewhere in the Building or the Project scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever forces necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, a detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or an portion thereof.

31.       Quiet Enjoyment

          So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provision of this Lease.

32.       Quitclaim Deed

          Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

33.       Rules and Regulations

          Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "C" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord agrees that the Rules and Regulations shall not be changed, revised or enforced in any unreasonable way by Landlord, nor modified or added to by Landlord in such a way as to interfere with Tenant's permitted use of the Demised Premises set forth in the Lease. Landlord shall not enforce the Rules and Regulations in an unreasonable manner or in a manner which shall unreasonably interfere with the normal and customary use of the Demised Premises by Tenant for normal and customary business operations permitted under Lease Section 2.1.10.

34.       Subordination and Attornment

          34.1 This Lease shall be subject and subordinate to the lien of any first mortgage, first deed of trust, or lease in which Landlord is tenant ("Superior Lienholder") now or hereafter in force against the Project and the Building and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. The enforceability of the proceeding by a Superior Lienholder shall be subject to Tenant's receipt of a nondisturbance and attornment agreement from the Superior Lienholder in the form customarily provided by such Superior Lienholder. Such agreement shall be in recordable form and Tenant shall pay all reasonable fees and expenses associated with obtaining such agreement.

                    34.1.1 Landlord hereby represents and warrants to Tenant that as of the effective date of this Lease, no first mortgage, first deed of trust, or lease in which Landlord is tenant, is in force against the Project.

          34.2 Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein

Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

          34.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

35.       Surrender

          35.1 No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

          35.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

          35.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

          35.4 Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and free of debris, with all of Tenant's personal property and effects removed therefrom, with all alterations, improvements and fixtures required by Landlord to be removed from the Demised Premises actually removed and all damage as a result of or cause by such removal repaired, and with all licenses, permits and similar items which restrict or affect the use of the Demised Premises release and fully terminated.

36.       Waiver and Modification

          No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by both Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver or any subsequent breach of the same or any other term, covenant or condition herein contained.

37.       Waiver of Jury Trial and Counterclaims

          THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

38.       Hazardous Materials

          38.1 Prohibition/Compliance Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises, the Building or the Project violation of applicable law by Tenant, its agents, employees, contractors, or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results as a result of the activities of the Tenant, it's contractors, invitees, guests, agents or employees results in contamination of the Demised Premises, the Building, the Project or any adjacent property, or if contamination of the Demised Premises, the Building, the Project or any adjacent property by Hazardous Material otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises, the Building or any portion of the Project, damages for the loss or restriction on use of rentable space or of any amenity of the Demised Premises, the Building or the Project, damages arising from any adverse impact on marketing of space in the Demised Premises, the Building or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination as a result of the activities of the Tenant. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil or ground water on or under the Demised Premises as a result of the activities of the Tenant. Without limited the foregoing, if the presence of any Hazardous Material on the Demised Premises, the Building, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Demised Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Project or adjacent property to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project.

                    38.1.1 Business Landlord acknowledges that it is not the intent of this Article 38 to prohibit Tenant from operating its business as described in Section 2.1.6 above.

Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type and category for each type of Hazardous Material to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises ("Hazardous Material List"). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto the Demised Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Building or the Project (provided, said installation of tanks shall only be permitted in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on our under the Building or the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

          38.2 Testing At any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Demised Premises, Building and Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the tests of the Demised Premises.

                    38.2.1 Testing Prior to Term Commencement Date Landlord shall, at its sole cost and expense and prior to delivering possession of the Demised Premises to Tenant, conduct a Base Line Phase I Environmental Assessment ("Base Line Study") a copy of which shall be provided to the Tenant.

                    38.2.2 Testing at Lease Termination Landlord shall, at the sole cost and expense of the Tenant, conduct a Base Line Study at the end of the Term of the Lease or the Termination of the Lease, a copy of which shall be provided to the Tenant. If the Base Line Study reveals contamination not revealed in the Base Line Study conducted prior to the Term

Commencement Date and such contamination is the result of the activities of the Tenant, it's contractors, invitees, guests, agents or employees, Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination.

          38.3 Underground Tanks If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises by any party, to the extent Tenant has actual knowledge of the presence of such storage tanks on the Demised Premises, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedure, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

          38.4 Tenant's Obligations Tenant's obligations under this Article 38 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the Removal from the Demised Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Demised Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

          38.5 Definition of "Hazardous Material." As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (is) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of the Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), or (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (52 U.S.C. Section 6903), or
(x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et. seq. (42 U.S.C. Section 9601).

39.       Miscellaneous

          39.1 Terms and Headings Where applicable in this Lease, the singular includes the plural and the masculine or neutral includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          39.2 Examination of Lease Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

          39.3 Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          39.4 Covenants and Conditions Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

          39.5 Consents Whenever consent or approval of either party is required, that party shall not unreasonably withhold, delay or condition such consent or approval, except as maybe expressly set forth to the contrary.

          39.6 Entire Agreement The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, Work Letter and Exhibits all constitute a single document and are incorporated herein.

          39.7 Severability Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

          39.8 Recording Landlord may, but shall not be obligated to, record a short form memorandum hereof without the consent of Tenant. Neither party shall record this Lease. Landlord shall be responsible for the cost of recording any Memorandum of Lease, including any transfer or other taxes incurred in connection with said recordation.

          39.9 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          39.10 Inurement Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devises, executors, administrators, successors, assigns, sublessees, or any part thereof in any manner whatsoever. Nothing in this Section 39.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

          39.11 Notices Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, reputable overnight courier or by mail, and if given by mail shall be deemed sufficiently given two (2) days after time when deposited in United States Mail if sent by registered or certified mail, and if given by other means shall be deemed given when received, addressed to Tenant or Landlord at the addresses shown in Section 2.1.11 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

          39.12 California Jurisdiction This Lease has been negotiated and entered into in the State of California and shall be governed by, construed and enforced in accordance with the laws of the State of California, applied to contracts made in California for California domiciliaries to be wholly performed in California.

          39.13 Authority That individual or those individuals signing this Lease guarantee, warrant and represent that said individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint ventures or other organizations and/or entities on whose behalf said individual or individuals have signed.

40.       Option to Extend Term

          40.1 Tenant shall have the option ("Option") to extend the term of this Lease upon the following terms and conditions:

                    40.1.1 Tenant shall have one (1) option to extend the term of this Lease five (5) years on the same terms and conditions as this Lease. Basic Annual Rent shall be adjusted on the first day of the renewal term to the then prevailing market rental rate for buildings of similar age, size and construction on the date Tenant exercises the Option such prevailing market rental rate will be negotiated between Landlord and Tenant.

                    40.1.2 The Option is not personal to Tenant and may be exercised by any assignee or the Lease permitted under the terms of the Lease. However, the Option herein granted is not assignable separate and apart from this Lease.

                    40.1.3 The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least one (1) year prior to the end of the expiration of the initial term of this Lease.

                    40.1.4 The Landlord and Tenant shall have sixty (60) days to agree as to the prevailing market rate for the term of the Option. If the Landlord and Tenant are unable to agree on the prevailing market rate, Landlord and Tenant, shall each engage appoint an M.A.I. appraiser who shall then select a third independent M.A.I. appraiser who shall, within sixty (60) days after the appointment set the prevailing market rental rate for the term of the Option. After the prevailing market rental rate has been set, the third independent M.A.I. appraiser shall immediately notify both parties. If Tenant objects to the prevailing market rental rate, Tenant shall have the right to have this Lease expire at the end of the Term, and Tenant and Landlord shall share equally all the costs in connection with the appraisal procedure that set the prevailing market rental rate. Tenant's election to allow this Lease to expire at the end of the Term must be exercised within ten (10) days after Tenant's receipt of notice by the third independent appraiser of the prevailing market rental rate for the Option. If Tenant does not exercise it's election within the ten (10) day period, the Term of this Lease shall be extended as provided in this Article 40. In no event shall the prevailing market rental rate be less than the rental rate of the final month of the Term of this Lease.

                    40.1.5 Tenant shall not have the right to exercise any Option, notwithstanding anything set forth above to the contrary:

                              (a) During the time commencing from the date
Landlord gives to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until the default alleged in said notice is cured; or

                              (b) At any time after an event of Default as
described in Article 23, of the Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable; or

                              (c) In the event that Tenant has defaulted in the
performance of its obligations three (3) or more times and a service charge has become payable under Section 23.1 for each of such defaults during the twelve-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not the defaults are cured.

                    40.1.6 The period of time within which the Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Option because of the foregoing provisions of this Section.

                    40.1.7 All rights of Tenant under the provisions of the Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Option, if, after such exercise, but prior to the commencement date of the new term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of Ten (10) days after written notice from Landlord to Tenant; (2) Tenant fails to commence to cure a default (other than monetary default) within Ten (10) days after the date Landlord gives notice to Tenant of such default; or (3) Tenant has defaulted three (3) or more times and a service charge under Section 23.1 has become payable for any such default, during the period from the date of the exercise of such option to the date of the commencement of such option term, whether or not such defaults are cured.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                        "TENANT"

                                        Trega Biosciences, Inc.
                                        a Delaware corporation

                                        By: /s/ Robert S. Whitehead
                                           --------------------------------
                                           Robert S. Whitehead
                                           Its:  President & CEO



                                        "LANDLORD"

                                        Aid Association for Lutherans
                                        a Wisconsin corporation

                                        By: /s/ Wayne C. Streck
                                           --------------------------------
                                           Wayne C. Streck
                                           Its: Vice President, Mortgages and
                                                Real Estate

                                        By: /s/ Kenneth E. Podell
                                           --------------------------------
                                           Kenneth E. Podell
                                           Its: Assistant Secretary

                                   EXHIBIT "A"



The exhibits and the attachments to Exhibits A, A-1, A-2 and Schedule 1 have been omitted from this Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. Trega will furnish supplementally a copy of any of the documents to the SEC upon request of the SEC.

                                  EXHIBIT "A-1"



The exhibits and the attachments to Exhibits A, A-1, A-2 and Schedule 1 have been omitted from this Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. Trega will furnish supplementally a copy of any of the documents to the SEC upon request of the SEC.

                                  EXHIBIT "A-2"



The exhibits and the attachments to Exhibits A, A-1, A-2 and Schedule 1 have been omitted from this Agreement as filed with the Securities and Exchange Commission (the "SEC"). The omitted information is considered immaterial from an investor's perspective. Trega will furnish supplementally a copy of any of the documents to the SEC upon request of the SEC.

                                   EXHIBIT "B"

                                   WORK LETTER



This is the Work Letter referred to in the Lease of even date herewith (the "Lease") wherein Trega Biosciences, Inc. a Delaware corporation ("Tenant") has agreed to lease certain space from Aid Association for Lutherans ("Landlord"), at 9880 Campus Point Drive, San Diego, California. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Lease.

1.        LANDLORD'S WORK.

          Landlord, at Landlord's sole cost and expense, shall put the Demised Premises into base building condition as set forth in Schedule 1 attached hereto and hereby made a part hereof (the "Landlord's Work") on or before the Term Commencement Date provided that the portion of Landlord's Work described as the Concurrent Work on Schedule 1 [collectively, the "Concurrent Work"] is to be performed by Landlord concurrently with the performance of the Tenant's Work [as such term is hereinafter defined] in a timely manner so as not to delay completion of the Tenant's Work but, in any event, before the Term Commencement Date. Landlord shall use Bycor General Contractors, Inc. as it general contractor to do the Concurrent Work.

2.        TENANT'S WORK.

          The actual cost of all of the following shall be paid through the construction escrow described hereinafter from the Tenant Improvement Allowance and the Tenant Deposits, if necessary, [as such terms as hereafter defined].

          (a) Landlord and Tenant have agreed that Landlord shall provide the construction material, hardware and equipment and the labor to construct and install the improvements to the Demised Premises described in the Plans (as that term is hereinafter described). The material, hardware and equipment as incorporated into the Demised Premises pursuant to the Plans are herein collectively referred to as the "Tenant's Work". Subject to the provisions of this Work Letter, Landlord and Tenant have agreed to proceed diligently to cause the Tenant's Work approved by Landlord to be completed in accordance with the terms and conditions of the Lease and this Work Letter.

          (b) Landlord shall submit instructions and Building plans and Specifications described as ______________ and dated _____________ to Chapo & Hall Architects (the "Architect") sufficient to allow the Architect to complete a Preliminary Space Plan.

          (c) Tenant agrees to cause Architect to deliver to Landlord on or before ______________ plans for the Demised Premises ("Preliminary Space Plans").

          (d) On or before _________________, Tenant shall cause the Architect to deliver to Landlord architectural construction drawing (which shall include
(i) furniture plans showing details of space occupancy; (ii) sprinkler locations; (iii) reflected ceiling plans; (iv) partition and door location plans; (v) electrical and telephone plans noting any special requirements; (vi) fire safety systems; (vii) plumbing plans; (viii) structural plans; (ix) detail plans; and (x) finish plans and schedules) and also specifications for the Tenant's Work to be performed in the Demised Premises which architectural construction drawings and specifications are acceptable to Tenant and sufficient in all respects for Tenant to cause Tenant's mechanical/plumbing and electrical engineer, Michael Wall Engineering (the "Engineer") to prepare the Mechanical/Plumbing and Electrical Drawings (as hereinafter defined) and cause the structural engineer Lyons, Warren and Associates, Inc., (the "Structural Engineer") to prepare the Structural Drawings (as hereinafter defined). Such architectural drawings and specifications shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, within seven (7) days of receipt by Landlord of a complete set of such architectural construction drawing and specifications. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in such architectural construction drawings and specifications so that they will meet the Landlord's approval. Tenant shall cause the Architect to revise such architectural construction drawings and specifications pursuant to Landlord's comments and to deliver to Landlord, within seven (7) days after receipt by Tenant of such comments, revised architectural construction drawings and specifications noting the changes for Landlord's approval. Landlord shall continue to comment on such architectural construction drawings and specifications within seven (7) days of receipt of such revised architectural construction drawings and specifications until such architectural construction drawings and specifications are approved by Landlord. Such architectural construction drawings and specifications when approved by Landlord are referred to herein as the "Preliminary Architectural Plans".

          (e) Tenant agrees to cause the Architect and the Engineer to prepare mechanical, plumbing and electrical drawings for the Demised Premises and deliver said drawings to Landlord within thirty (30) days after Landlord approves the Preliminary Architectural Plans. Tenant and the Engineer shall cooperate fully to provide all information necessary for the timely completion of the mechanical, plumbing and electrical drawings and approval thereof by Landlord. Landlord agrees to either approve or disapprove said mechanical, plumbing and electrical drawings in writing within seven (7) days of receipt thereof by Landlord. If Landlord disapproves of said drawing, Landlord agrees to advise Tenant in writing generally of the required changes. Tenant shall cause the Engineer to deliver to Landlord mechanical, plumbing and electrical drawings revised pursuant to Landlord's comments and Landlord agrees to either approve or disapprove of the revised mechanical, plumbing and electrical drawings within four (4) days. This procedure shall be repeated until Landlord approves the mechanical, plumbing and electrical drawings for the Demised Premises. The mechanical, plumbing and electrical drawings for the Demised Premises which are approved by Landlord shall be referred to herein as the "Mechanical/Plumbing and Electrical Drawings".

          (f) Tenant agrees to cause the Architect and the Structural Engineer to prepare structural drawings for the Building and deliver said drawings to Landlord within thirty (30) days after Landlord approves the Preliminary Architectural Plans. Tenant and the Structural Engineer shall cooperate fully to provide all information necessary for the timely completion of the structural drawings and approval thereof by Landlord. Landlord agrees to either approve or disapprove said structural drawings in writing within seven (7) days of receipt thereof by Landlord. If Landlord disapproves of said drawing, Landlord agrees to advise Tenant in writing generally of the required changes. Tenant shall cause Structural Engineer to deliver to Landlord structural drawings revised pursuant to Landlord's comments and Landlord agrees to either approve or disapprove of the revised structural drawings within four (4) days. This procedure shall be repeated until Landlord approves the structural drawings for the Building. The structural drawings for the Building which are approved by Landlord shall be referred to herein as the "Structural Drawings".

          (g) Pursuant to the approval by Landlord of the Mechanical/Plumbing and Electrical Drawings and the Structural Drawings, Tenant agrees to cause the Architect to revise the Preliminary Architectural Plans to include sufficient detail so that Tenant can obtain a building permit for the Tenant's Work. Landlord shall have the right to approve or disapprove said revised plans by written notice to Tenant within seven (7) days of receipt by Landlord of such revised plans. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in such plans so that they meet Landlord's approval. Tenant shall cause the Architect to revise such plans pursuant to Landlord's comments and Landlord agrees to either approve or disapprove of the revised Preliminary Architectural Plans within four (4) days. This procedure shall be repeated until Landlord approves the Preliminary Architectural Plans. Further, if Landlord determines that as a result of such revisions, the Mechanical/Plumbing and Electrical Drawings or the Structural Drawings should be revised, then Landlord shall inform Tenant of such changes generally in writing and Tenant shall cause the Mechanical/Plumbing Electrical Drawings and/or the Structural Drawings to be revised to Landlord's satisfaction within seven (7) days of receipt of Landlord's comments. The revised Preliminary Architectural Plans when approved by Landlord are referred to herein as the "Architectural Plans". The "Preliminary Architectural Plans", the "Preliminary Space Plans", the "Mechanical/Plumbing and Electrical Drawings", the "Structural Plans" and the "Architectural Plans" are herein collectively referred to as the "Plans". Tenant must submit to Landlord a copy of the building permit before the start of the Tenant Work. The Architectural Plans, the Mechanical/Plumbing and Electrical Drawings, and the Structural Drawings shall be produced on CAD and shall become the property of the Landlord.

          (h) Tenant represents to Landlord that Tenant has reviewed its needs and the above-specified delivery dates with the Architect and that Tenant has assured itself that the Plans can be delivered as herein above required. Tenant agrees to cooperate with the Architect as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as herein above required.

          (i) Neither review nor approval by Landlord of any of the Plans shall constitute a representation or a warranty by Landlord that such Plans either (i) are complete or suitable for their intended purposes or (ii) comply with applicable laws, ordinances, codes and regulation, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

          (j) Tenant's obligation to pay Rent under the Lease shall not be affected or deferred on account of any such delay to the extent the same results from any of the following events (collectively, "Tenant Delays").

          (1) The failure of Tenant to furnish any of the Plans in accordance with the schedule and meeting the requirements set forth in this subsection 1 including, without limitation, the failure of Landlord and Tenant to agree upon final versions of the Plans by the following dates: (i) Preliminary Space Plans - _________________; (ii) Mechanical/Electrical Drawings - _________________; (iii) Preliminary Architectural Plans -

                    ______________; and (iv) Architectural Plans -
                    _____________________; or

          (2) Changes in the Plans requested by Tenant (notwithstanding Landlord's approval of such changes); or

          (3) The performance of any work by Tenant or any person, firm or corporation employed by Tenant; or

          (4) Any default or delay by Tenant or its agents hereunder or any Default under the Lease.

          (k) Landlord's determination of the duration of Tenant Delays shall be conclusive and binding upon Tenant absent manifest error. Landlord agrees to provide Tenant with notice of Landlord's determination of the duration of Tenant's delay within a reasonable time following the occurrence of such delay.

3.        COST OF TENANT'S WORK.

          (a) Before commencement of any portion of the Tenant's Work, Landlord shall obtain a contract to perform the Tenant's Work by bidding the Tenant's Work to certain of those general contractors from Landlord's list of approved contractors, which list is attached hereto as Schedule 2 and made a part hereof. Landlord agrees to promptly give Tenant a copy of the contract. The general contractor must use only those subcontractors on Landlord's list of approved subcontractors set forth on Schedule 3 attached hereto as the same may be amended by Landlord from time to time.

          (b) Landlord shall provide Tenant with a Tenant Improvement Allowance of up to Forty Dollars per rentable square feet in the Demised Premises as a credit towards the cost of the Tenant's Work. Tenant shall pay all costs of the Tenant's Work in excess of the Tenant Improvement Allowance. All amounts shall be paid by Tenant within thirty (30) days after Tenant's receipt of invoices therefor, or if paid through the construction escrow in accordance with (e) below.

          (c) Tenant shall pay a construction coordination and overhead fee to Landlord in an amount equal to three (3) percent of the Tenant Improvement Allowance to cover Landlord's coordination, supervision and overhead and related expense allocable to such work (the "Coordination Fee"), provided however, if the total costs of the Tenant's Work pursuant to this Work Letter exceed Forty Dollars ($40.00) per rentable square foot of the Demised Premises due exclusively to the need for the general contractor to pay its subcontractors "overtime" to complete the Tenant's Work ("Excess Cost"), Landlord shall be responsible for such Excess Cost for an amount up to, but not in excess of the "Coordination Fee" due Landlord, which Excess Cost shall be credited against the Coordination Fee. The Coordination Fee shall be deducted by Landlord from the Tenant Improvement Allowance. The Coordination Fee is intended to be all inclusive and includes: (i) the cost of Landlord's preliminary and ongoing review of the Preliminary Space Plans, the Plans and all other construction documents; (ii) coordination of the Landlord's Work among Landlord and Tenant's contractors, subcontractors, Interior Space Planner, agents, representatives and agent; (iii) the cost of temporary electricity, temporary toilets and hot and cold water to the Demised Premises during the construction period; (iv) the cost of the construction escrow; and (v) initiation and monitoring of the punchlist process. Landlord agrees that Tenant shall not be required to pay any sums in addition to the Coordination Fee for other coordination services by Landlord unless such services are requested in writing by Tenant.

          (d) Landlord shall make payments of the Tenant Improvement Allowance only one time per month upon receipt of invoices, sworn statements, mechanic's lien waivers as provided herein, and such other documentation as Landlord may reasonably request. Payment of the Tenant Improvement Allowance shall be made by Landlord upon Tenant's direction through a construction escrow with the title insurance company selected by Landlord pursuant to escrow instructions approved by Landlord. Landlord shall have no obligation to make any payment of the Tenant Improvement Allowance at any time the Tenant is in Default hereunder.

          (e) Before commencing Tenant's Work, Tenant shall submit a total project budget (the "Budget") outlining the cost of the Tenant's Work plus the cost of all non-tenant improvement items, including soft costs to be incurred in connection with the Demised Premises (collectively, the "Tenant's Project Costs"). Tenant shall deliver to Landlord an updated Budget with each draw request for a payment of a portion of the Tenant Improvement Allowance. If, as of the time any such draw request is made, the cost of the Tenant's Work pursuant to the current Budget exceed the amount of the Tenant Improvement Allowance, Tenant shall deposit into the escrow the amount by which the Tenant's Work set forth in the current Budget exceed the amount of the Tenant Improvement Allowance, less any amounts previously deposited into the escrow by Tenant before a draw request will be funded. All amounts so deposited by Tenant are herein collectively called "Tenant Deposits".

          (f) The general contractor shall make draw requests on the escrow based upon the percentage of Tenant's Project Costs incurred as of the date of the draw request in a form and format approved by Landlord. The general contractor shall present to Landlord, Tenant and to the title company which is acting as escrowee: (i) a letter requesting a disbursement of funds (less a holdback for retainage of 10%); (ii) invoices (or paid receipts for each item paid by Tenant and for which Tenant is seeking reimbursement); (iii) a copy of any canceled checks pursuant to which such invoice has been paid, and, (iv) with respect to any construction to any portion of the Demised Premises, such lien waivers (for lienable items) required by the title company or Landlord. The lien waiver for the present draw request from the general contractor, each subcontractor and material supplier will be a conditional lien waiver, and for the previous draw request each subcontractor and material supplier will deliver an unconditional lien waiver with each draw request to the Landlord. Tenant shall have ten (10) days from receipt of the draw request to review the draw request and inspect the quality of the work completed by the general contractor and advise the general contractor and Landlord in writing of any respects in which the draw request or work completed is disapproved and the reason for such disapproval. Otherwise, the draw request and work completed by the general contractor will be deemed approved. Landlord shall have no obligation to make payment until: (i) the draw request and quality of work completed by the general contractor has been approved by the Tenant; (ii) the draw request and quality of work completed by the general contractor has been approved by the Landlord;
(iii) the draw request and quality of work completed by the general contractor has been approved in writing to Landlord by the Architect; (iv) all waivers for lienable items for the prior draw are submitted; and (v) the title company has provided a title update showing no construction or mechanic's liens on title.

          (g) Draw requests shall be submitted to Landlord, Tenant and the title company not later than the 23rd day of the calendar month. Not later than the 10th day of the next calendar month Landlord will review Tenant's Work and general contractor's draw request and advise the general contractor and the Tenant in writing of any respects in which the draw request is disapproved and the reason for such disapproval. Such advice need not comply with the notice provisions of the Lease. Otherwise, the draw request will be deemed approved. Draw requests submitted by the 23rd day of the calendar month shall be paid, subject to the foregoing approval procedure, not later than the 15th day of the following calendar month. Landlord and Tenant agree to cooperate in attempting to resolve disapproved portions of each draw request. Failure by Landlord to pay general contractor amounts due and approved pursuant to the approval process of this Work Letter shall constitute a Default by Landlord.

          (h) Notwithstanding the foregoing, if, and only if, on the date that all Tenant's Work and all other nonimprovement items have been completed and paid for the sum of the Tenant Improvement Allowance and any Tenant Deposits exceeds the amount disbursed by the escrowee on account of Tenant's Projects Costs (the amounts of such excess being herein called the "Excess Funds") and provided that Tenant is not then in Default under the Lease, Landlord shall pay to Tenant, within ten (10) days following the Term Commencement Date out of such Excess Funds an amount not to Exceed the Tenant Deposits, if any.


4.        ACCESS BY TENANT; WORK IN HARMONY.

          Landlord shall permit Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics and workmen to enter the Demised Premises before the completion of the Landlord's Work. Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Landlord's Work in the Demised Premises. Landlord agrees for itself and its agents, representatives, workmen, mechanics and suppliers that all such parties shall work in harmony and not unreasonably interfere with Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Tenant Work.

5.        CONSTRUCTION REQUIREMENTS.

          (a) Tenant agrees that the entry into the Demised Premises by Tenant and its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable except due to Landlord or it's agents, contractors or employees gross and willful negligence, in any way for any injury, loss or damage which may occur to any of Tenant's Work or installations made in the Premises or to property placed therein before the Term Commencement Date and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. If any entity performing work on behalf of Tenant causes any injury to any person or any damage to the Demised Premises, the Building (including Landlord's Work), any other property of

Landlord or any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, damage or injury suffered in connection with any such damage or injury (except due to the negligence and willful misconduct of Landlord, its agents, contractors or employees). Further, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the costs of such repairs.

          (b) All contractors and subcontractors shall use only those corridors and entrances designated by Landlord or Landlord's designated representative for ingress and egress of personnel and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord or it's designated representatives and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work in the Building and leave the Building and remove its equipment and its employees from the Building and, at Landlord's option, restore any portion of the Building on which it has done work to its original condition.

          (c) Tenant agrees that all services and work performed on the Demised Premises by, on behalf of, or for the account of Tenant, including installation of telephone, carpeting, materials and personal property delivered to the Demised Premises shall be done in a first-class workmanlike manner using only good grades of material.

          (d) Except due to the negligence and willful misconduct or Landlord or its agent, contractors or employees, Tenant agrees to protect, indemnify, defend and hold Landlord and its agents partners, contractors, and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including reasonable attorney's fees, of whatever nature including those to the person and property of Tenant, its employees, agents, invitees, licensees and other arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Demised Premises or the Building, and the cost of any repairs to the Demised Premises or the Building necessitated by activities of Tenant or Tenant's contractors.

          (e) Tenant shall secure, pay for, and maintain during the continuance of its work within the Demised Premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, which policies shall be endorsed to include

Landlord and its contractors and their respective employees and agents and Landlord's mortgagees as additional insured parties and which shall provide thirty (30) days' prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord.

6.        ACCEPTANCE OF CONCURRENT WORK.

          Landlord shall give Tenant or shall cause its architect to give Tenant ten (10) days' prior written notice of the date on which the Concurrent Work to be performed by Landlord hereunder shall be Substantially Completed. Tenant shall then have the obligation to conduct an inspection of the Demised Premises with Landlord or Landlord's representatives within seven (7) days of the date of such notice and to give Landlord, within said 7-day period, a punch list of all items ("Punchlist Items") to be completed and/or corrected. Any items not on such punch list shall be deemed accepted by Tenant. Landlord shall correct any Punchlist Item within a reasonable period of time after the Term Commencement Date. The determination of Landlord's architect for the Demised Premises shall be final, conclusive, and binding on Tenant as to whether the Concurrent Work is "Substantially Completed".

7.        ACCEPTANCE OF TENANT'S WORK.

          Landlord shall give Tenant or cause its architect to give Tenant ten
(10) days' prior written notice of the date on which the Tenant's Work to be performed by Landlord hereunder shall be Substantially Completed. Tenant shall then have the obligation to conduct an inspection of the Demised Premises with Landlord or Landlord's representatives within seven (7) days of the date of such notice and to give Landlord, within said 7-day period, a punch list of all items ("Punchlist Items") to be completed and/or corrected. Any items not on such punch list shall be deemed accepted by Tenant. Landlord shall correct any Punchlist Item within a reasonable period of time after the Term Commencement Date. The determination of Landlord's architect for the Demised Premises shall be final, conclusive, and binding on Tenant as to whether the Tenant's Work is "Substantially Completed".

8.        MISCELLANEOUS.

          (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Demised Premises. Any other work in the Demised Premises which may be permitted by

Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

          (b) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest and shall be subject to a late charge pursuant to the Lease.

          (c) The failure by Landlord to pay any monies due general contractor pursuant to this Work Letter within the time period herein stated shall be deemed a Default by Landlord under the terms of the Lease for which Tenant shall be entitled to exercise all remedies available to Tenant pursuant to the Lease. In addition, Tenant may at Tenant's election, cure such Default by Landlord, by payment of such monies due general contractor, in which event Tenant may offset Rent by the amount paid to cure the Default.

          (d) If during the construction period pursuant to this Work Letter, the Project is sold by Landlord to a third-party, Landlord agrees to utilize a portion of the sales proceeds to fund a construction escrow account with the title company in the amount of the unfunded portion or the Tenant Improvement Allowance. If Landlord, upon sale of the Project does not utilize a portion of the sales proceeds to fund a construction escrow account with the title company in the amount of the unfunded portion of the Tenant Improvement Allowance, Tenant may at Tenant's election, fund such unfunded portion of the Tenant Improvement Allowance by payment of such monies to the title company, in which event Tenant may offset Rent by the amount paid to the title company.

          (e) Upon completion of the project, Tenant shall furnish two sets of Operations and Maintenance Manuals to Landlord and copies of all warranties and guaranties.

          (f) Upon completion of the project, Tenant shall provide to Landlord, CAD produced record drawings of Architectural, Structural, and Mechanical/Plumbing and Electrical Drawings. Tenant shall provide a CAD disk and one set of reproducible drawings. All drawings and specifications shall be the property of Landlord.

          (g) This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein.

          (h) Any time the approval of either Landlord or Tenant shall be required by the terms of this Work Letter, the failure by either Landlord or Tenant to respond within the stated number of days shall be deemed to be such party's approval.

DATED this _________ day of __________________, 1997.


LANDLORD:                               TENANT:

Aid Association for Lutherans,          Trega Biosciences, Inc.,
a Wisconsin corporation                 a Delaware corporation


By:                                     By:
    -------------------------------        --------------------------------
    Wayne C. Streck                        Robert S. Whitehead
    Vice President                         President & CEO Mortgage and
                                           Real Estate


By:
   --------------------------------
   Kenneth E. Podell
   Assistant Secretary

                                   SCHEDULE 1

A.        Landlord's Work:

          Landlord and Tenant have agreed that Landlord will not be required to perform any Landlord's Work prior to the Concurrent Work or Tenant's Work.

          The Landlord and Tenant have agreed that the base building condition has been set forth in reports prepared by Kavanagh Associates entitled "Building and Systems Evaluation of 9880 Campus Point Drive" and by Dames & Moore entitled _________________ dated _____________, copies of which are attached as Exhibits A and B.


B.        Concurrent Work:

          Landlord and Tenant have agreed that the Landlord will perform the scope of work as set forth in a bid prepared by Bycor General Contractors, Inc., entitled "Building & Systems Evaluation - 9880 Campus Point Drive under the Subsection "Owner" dated July 9, 1997 in the amount of $102,436.99 a copy of which is attached hereto as Exhibit C.

                                   SCHEDULE 2

Tenant and Landlord have agreed to utilize Bycor General Contractors, Inc.

                                   SCHEDULE 3

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

The Tenant agrees to comply with the following rules and regulations which apply to the Project. Landlord reserves the right form time to time to amend or supplement such rules and regulations and Tenant agrees to comply therewith, provided that (a) notice of such amended or supplemental rules and regulations is given to Tenant, and (b) such amended or supplemental rules and regulations apply uniformly to all tenants of the Project. In the event of any conflict between the Lease and the rules and regulations, the provisions of the Lease shall be controlling.

1. All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Demised Premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

2. No aerial shall be erected on the roof or exterior walls of the Demised Premises, the Building, or the Project without in each instance the written consent of the Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

3. No loud speaker, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Demised Premises without the prior written consent of the Landlord.

4. Tenant shall keep the outside areas immediately adjoining the Demised Premises clean and free from dirt, rubbish, pallets, etc., to the satisfaction of Landlord, and Tenant shall not place or permit any obstruction or materials in such areas. If outside areas are not so maintained within 12 hours after verbal notice of same, Tenant agrees to pay a fee equal to the greater of $500.00 or the costs incurred by Landlord to clean such outside areas. No exterior storage will be allowed without permission in writing from Landlord.

5. Tenant and Tenant's employees shall park only the number of cars approved and only in those portions of the parking area designated for that purpose by Landlord, and shall not block access ways. Upon request by Landlord, Tenant shall provide the license plate numbers of employee cars in order to facilitate enforcement of this regulation. Tenant and Tenant's employees shall not store vehicles or equipment in the parking areas.

6. The Demised Premises shall not be used for lodging, sleeping, cooking or for any immoral or illegal purposes, or for any purpose that will damage the Demised Premises, the Building or the Project or the reputation thereof. Tenant will not use the Demised Premises, the Building or the Project for any purpose other than that specified in the Lease.

7. Tenant shall not do or permit any act or bring anything on the Project which shall increase in any way the rate of insurance on the Building, obstruct or interfere with the rights of other tenants, conflict with fire regulations and fire laws, or conflict with ordinances established by the Board of Health or any other governmental authority.

8. The plumbing facilities shall not be used for any other purpose than that which they are constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

9. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

10. Tenant shall not burn any trash or garbage of any kind in or about the Project.

11. Tenant will protect carpeting from undue wear by providing carpet protectors under chairs with coasters, and provide protective covering in carpeted areas where spillage or excessive wear may occur.

12. Tenant's in air-conditioned space shall keep entry doors opening onto corridors, lobby or courtyard closed at all times. Truck doors shall be closed at all times when not in use, in order to maintain a uniform appearance for the Project.

13. Tenant shall be responsible for repair of any damage occasioned by the moving of freight, furniture or other objects into, within, or out of the Building. No heavy objects in excess of 500 pounds shall be placed upon the floor without Landlord's written consent as to the adequacy of the allowable floor loading at the point where the objects are intended to be moved or stored. Landlord may specify the time of moving to minimize inconvenience to other tenants, if any.

14. Without Landlord's prior written approval, no drapes or sunscreens of any nature shall be installed and the sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Building shall not be covered or obstructed. Landlord shall have the right to specify the type of window coverings which may be installed, at Tenant's expense. Waste and excessive or unusual use of water shall not be allowed. Tenant shall not mark, drive nails, screw or drill into, paint, or in any way deface any surface or part of the Building except that Tenant may hang pictures, blackboards, or similar objects, providing that prior to the end of the Term, Tenant shall restore the Building to its condition at the Term Commencement Date, less reasonable wear and tear. The expense of repairing any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by tenant who has caused such breakage, stoppage or damage.

15. No additional lock or locks shall be placed or changed by Tenant on any door unless written consent of Landlord shall have first been obtained. Two keys will be furnished by Landlord. All key will be surrendered to Landlord upon termination of expiration of the Lease Term.

16. No materials, supplies, equipment, finished products, or semi-finished products, raw materials, or articles of any nature shall be stored or permitted to remain on any portion of the Demised Premises outside the Building constructed thereon, except with the prior written consent of the Landlord.

17. Tenant shall not paint any warehouse floors without Landlord's prior written consent. Prior to surrendering the Demised Premises upon expiration or termination of the Lease, Tenant shall remove any paints or sealers and restore the warehouse floor to its original condition as of the Term Commencement Date, reasonable wear and tear excepted.

18. No electrical wiring, electrical apparatus or additional electrical outlets shall be installed without the prior written approval of Landlord. Any such installation may be removed by Landlord at Tenant's expense. Tenant may not alter any existing electrical outlets or overburden them beyond their designed capacity. Landlord reserves the right to enter the Demised Premises, with reasonable notice to Tenant, for the purpose of installing additional electrical wiring and other utilities for the benefit of the Tenant. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. The location of telephones, call boxes, and other equipment affixed to the Demised Premises or the Building shall be subject to the approval of Landlord.

19. It is understood that if Tenant or its sublessees, employees, agents, or invitees violate any of these rules and regulations, resulting in any damage to the Project or increased costs of maintenance of the Project, or causes Landlord to incur expenses to enforce the rules and regulations, Tenant will pay all such costs to Landlord as Additional Rent.

                                   EXHIBIT "D"

                           TENANT ESTOPPEL CERTIFICATE

Aid Association for Lutherans
4321 North Ballard Road
Appleton, Wisconsin  54919

          Re: Lease dated ___________________, ("Lease") between
          ____________________ ("Landlord") and ___________________________
          ("Tenant") of premises located at _______________________________,
          ("Demised Premises")

Ladies and Gentlemen:

We understand that the aforesaid Landlord will enter into a mortgage loan financing with you (the "Loan"). We further understand that, as security for the Loan, Landlord will execute an Assignment of Rents and Leases, pursuant to which Landlord will assign the above-referenced Lease to you. In connection therewith, we hereby certify to and agree with you as follows:

          1. The Lease is in full force and effect, has not been modified or amended, and is enforceable in accordance with its terms except for:

                                NONE.

          2. All conditions under the Lease have been satisfied, the term of the Lease commenced on , expires on , and Tenant is now in possession of the Demised Premises ( square feet) in accordance with the terms of the Lease. The Lease provides for the following:

                                NONE.

          3. Tenant has neither assigned, transferred, nor encumbered the Lease, or any interest therein, nor sublet the Demised Premises, or any portion thereof.

          4. The buildings, improvements, and space required to be furnished to Tenant under the terms of the Lease and all other matters required to be furnished or performed by the Landlord have been completed in all respects to the satisfaction of Tenant.

          5. All required common areas have been completed and all required parking spaces have been furnished.

          6. All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord, including, without limitation, the satisfaction of Landlord's obligation to provide a tenant improvement allowance to Tenant, if any.

          7. After execution of this certificate by Landlord, upon receipt of written notice from you, Tenant will make its monthly rental payments as directed in such notice. Tenant's address for notice purposes until Tenant notifies you otherwise is:

                                     ADDRESS

                    The acknowledgment and agreement of Landlord with this certification shall constitute an express authorization for Tenant to make such payments to Lender after such notice and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender. Until such notice Tenant may make its monthly rental payments as directed by Landlord.

          8. Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease.

          9. The total annual minimum rent under the Lease is $, no rent or other sum payable by Tenant under the Lease has been prepaid, and Tenant shall not prepay any such rent or other sum more than one (1) month in advance, except with your prior written consent.

          10. Landlord is not in default under the Lease nor, to the best of Tenant's knowledge, has Landlord failed to duly and fully perform or observe any term, covenant, or condition by it to be performed or observed under the

                    Lease which would, but for the existence of any applicable notice and/or grace period, constitute a default under the Lease.

          11. Tenant has received no notice and has no knowledge of a prior sale, transfer, assignment, hypothecation, or pledge of the Demised Premises, or any part thereof, or of the Lease, or the rents or any other interest thereunder.

          12. In the event you or any other purchaser at a foreclosure sale or sale under private power contained in the mortgage or deed of trust succeeds to the interest of the Landlord under the Lease by reason of any private or judicial foreclosure of the mortgage or deed of trust or the acceptance by you of a deed in lieu of foreclosure, it is agreed that, Tenant shall be bound to you or such other purchaser under the terms, covenants and conditions of the Lease for the remaining balance of the term thereof, with the same force and effect as you or such other purchaser were the landlord under such Lease. Tenant does hereby agree to attorn to you or such other purchaser as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this certificate, immediately upon you or such other purchaser's succeeding to the interest of Landlord under the Lease; provided further, if Tenant is not in default under any of the material terms, covenants or conditions contained in the Lease, any transferee, (including, but not limited to, you) of the interest of Landlord in the property as a result of foreclosure, deed in lieu of foreclosure or other proceeding for the enforcement of the mortgage or deed of trust and such transferee's, successors and assigns (such transferee, its successors and assigns, including, but not limited to, you) shall not disturb Tenant's rights under the Lease.

          13. Except as otherwise provided in the Lease, Tenant to the best of its knowledge, has never permitted the generation, treatment, storage or disposal of any hazardous waste or other hazardous or toxic substances on the Demised Premises or any adjacent property.

          14. The party executing this letter on behalf of Tenant is fully authorized and empowered to do so.

          15. Tenant acknowledges that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.




If any part of the foregoing representations conflicts with the Lease, you may rely upon the representations herein. Tenant acknowledges that you will rely upon the matters set forth herein in advancing funds to Landlord under the Loan. This letter shall inure to the benefit of, and may be relied upon by, you, your successors and assigns.

Dated this _____ day of ________________, 1997.


                                        TENANT:


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

          The undersigned hereby acknowledges and agrees with the foregoing certification this _____ day of ________________, 1997.

                                        LANDLORD:



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT "E"

                                 ACKNOWLEDGEMENT

Landlord and Tenant hereby acknowledge that as of the Term Commencement Date the following have been agreed to:

1. The Term Commencement Date as set forth in Sections 2.1.8. and defined in Section 4.2 of this Lease shall hereinafter be defined to have occurred on _______________, 1998.

2. The Term Expiration Date as set forth in Sections 2.1.8. and defined in Section 4.2 of this Lease, subject to extension or earlier termination as provided herein shall hereinafter be defined to occur on ___________________, 2008.

3. The Initial Area of Demised Premises, the Building and the Project on the Term Commencement Date as set forth in Section 2.1.3. of the Lease has been agreed to between the Landlord and Tenant subject to adjustment in accordance with Section 8 hereof:

          (a)       Initial Area of the Demises Premises:

                    Initial Rentable Area: __________ sq. ft.

          (b)       Initial Area of the Building:

                    Initial Rentable Area: __________ sq. ft.

          (c)       Initial Area of the Project:

                    Initial Rentable Area: __________ sq. ft.

4.        Tenant's Pro Rata Share of the Building as set forth in Section 2.1.6.
          of this Lease will be 100%.

          Tenant's Pro Rata Share of the Project as set forth in Section 2.1.7. of this Lease will be 100%.


          IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement as of the date first above written.

                                        "TENANT"
                                        Trega Biosciences, Inc.
                                        a Delaware corporation

                                        By:
                                           --------------------------------
                                           Robert S. Whitehead
                                           Its:  President & CEO

                                        "LANDLORD"
                                        Aid Association for Lutherans
                                        a Wisconsin corporation

                                        By:
                                           --------------------------------
                                           Wayne C. Streck
                                           Its: Vice President, Mortgages and
                                                Real Estate


                                        By:
                                           --------------------------------
                                           Kenneth E. Podell
                                           Its: Assistant Secretary

                                   EXHIBIT "F"

         FIXTURES TO REMAIN THE PROPERTY OF TENANT AT LEASE TERMINATION
                                      DATE